Exhibit 10.16

AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into by and between MicroStrategy Services Corporation (“MicroStrategy”) and Kevin Adkisson (“Employee”).

WHEREAS, effective July 5, 2023, Employee ceased to serve as Chief Revenue Officer and an executive officer of MicroStrategy; and

WHEREAS, subject and pursuant to the terms and conditions hereof, Employee and MicroStrategy have agreed that Employee’s employment with MicroStrategy and/or with any of its subsidiaries, affiliates or related companies (together, the “Company”) will continue until 11:59 p.m. on July 31, 2023 (the “Termination Date”), at which time Employee’s employment will end (unless Employee in his discretion chooses to resign his employment prior to that date, in which event the Termination Date becomes the date described in Section 2(b)(iii) of this Agreement);

WHEREAS, Employee and the Company desire to enter into the following Agreement to resolve all issues between them including, but not limited to, those relating to Employee’s employment with the Company, and the termination thereof; and

WHEREAS, Employee wishes to receive, and the Company has offered to provide, valuable consideration in exchange for execution by Employee of this Agreement;

NOW THEREFORE, in consideration of the payments and benefits listed below, and provided by the Company, Employee agrees to all of the following:

1.
Complete Release by Employee.
(a)
Release. In exchange for the consideration stated below and provided to Employee by the Company, Employee irrevocably and unconditionally releases the Released Parties listed in Subsection 1(b) from any and all claims, promises, offers, debts, causes of action or similar rights of any type or nature that Employee may have as of the date of the execution of this Agreement, including but not limited to those described in Subsection 1(c) and except as provided in Subsections 1(d) and 1(f).
(b)
Released Parties. The “Released Parties” are the Company, all of its current and former parents, subsidiaries, affiliates, related companies, partnerships, or joint ventures (including but not limited to MicroStrategy Services Corporation, Usher Incorporated, and/or MicroStrategy Incorporated) and, with respect to each such entity, its predecessors and successors and all of its past, present, and future parents, agents, directors, officers, managers, supervisors, employees, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection, and their successors.
(c)
Claims Released. The claims released include but are not limited to those which in any way relate to: (a) Employee’s employment with the Company or the termination of Employee’s employment, such as claims for sales incentive compensation, special payments, sign on bonuses, retention bonuses, or any other cash bonuses, stock grants, option grants, or relocation benefits; (b) the design or administration of any employee benefit plan or Employee’s entitlement to benefits under

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any such plan; (c) any rights Employee may have to severance or similar income replacement benefits under any plan of the Company; (d) any rights Employee may have to the continued receipt of health or life insurance-type benefits, except for any rights Employee may have to benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”); (e) any claims to attorneys’ fees or other indemnities; and (f) any other claims or demands Employee may have on any basis. The claims released, for example, may have arisen under any of the following statutes or common law doctrines:
(i)
Anti-Discrimination Statutes, such as Title VII of the Civil Rights Act of 1964, § 1981 of the Civil Rights Act of 1866 and Executive Order 11246; the Equal Pay Act; the Americans With Disabilities Act; § 503 and § 504 of the Rehabilitation Act of 1973; the Genetic Information Nondiscrimination Act of 2008; the Massachusetts Fair Employment Practices Act; the New Jersey Law Against Discrimination; the New Jersey Family Leave Act; the Diane B. Allen Equal Pay Act; the Virginia Human Rights Act; the Virginians with Disabilities Act; the Illinois Human Rights Act; and any other federal, state or local law or regulation prohibiting retaliation or discrimination on the basis of race, color, national origin, religion, gender, disability, age, marital status, sexual orientation, gender identity, genetic information or any other protected characteristic.
(ii)
Other Federal and State Statutes, such as the following federal statutes and their state and local counterparts: the Worker Adjustment and Retraining Notification Act; ; the New Jersey Conscientious Employee Protection Act; the Fair Credit Reporting Act; the Uniform Services Employment and Reemployment Rights Act; the Occupational Safety and Health Act; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Family and Medical Leave Act; the Illinois Whistleblower Act; and Va. Code Ann. §§ 40.1-51.2:1 et seq. and 40.1-51.4:5 (Virginia whistleblower protection laws).
(iii)
Other Laws, such as state or local laws or regulations restricting an employer’s right to terminate employees, enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, relating to salary, commission, compensation, or benefits, or otherwise regulating employment; laws or regulations limiting unfair competition; laws or regulations relating to the private enforcement of state labor codes; including but not limited to the Massachusetts Payment of Wages Law, the Massachusetts Overtime Law, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Labor and Industries Act, the Massachusetts Privacy Act, the Massachusetts Independent Contractor statute, the Massachusetts Earned Sick Time Law, Va. Code Ann. § 40.1-28.6 (Virginia equal pay law), the Illinois Equal Pay Act of 2003, the Illinois Equal Wage Act; and any other federal, state or local laws, whether based on statute, regulation or common law, providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, unfair competition, negligent misrepresentation, libel, slander, defamation and similar or related claims.

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(d)
Claims Not Released. This Agreement does not release: (a) Employee’s claims for reimbursement of business expenses owed to Employee, provided, however, that Employee represents that all expenditures have been submitted in accordance with Company policy prior to the date Employee signs this Agreement (except where Employee is instructed to provide services after the date of signature pursuant to Section 2(a)(i) of this Agreement); (b) Employee’s right, if any, to claim government-provided unemployment benefits or workers compensation benefits; (c) any claims Employee may now have to vested benefits in any 401(k), pension plan, stock plan, or other employee benefits plans; (d) Employee’s right to enforce this Agreement; and (e) any rights to indemnification Employee may have pursuant to MicroStrategy Incorporated’s Charter, subject to the terms, conditions, and limitations thereof. This Agreement also does not release any other claim or abridge any legal right that as a matter of law cannot be released or abridged by private agreement between the Company and Employee.
(e)
Agreement Extends to Known and Unknown, Suspected and Unsuspected Claims. This Agreement covers both claims that Employee knows about or suspects as well as those Employee does not know about or does not suspect, and Employee expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown and unsuspected claims.
(f)
No Pursuit of Released Claims. Employee represents and warrants that Employee has reported to the Company any and all claims pertaining in any way to Employee’s employment or encompassing any claim released by this Agreement. Employee specifically represents that Employee has not raised a claim, including but not limited to, unlawful discrimination; harassment; sexual harassment, abuse, assault, or other criminal conduct; or retaliation in a court or agency proceeding, in an alternative dispute resolution forum, or with the Company, involving the Company or any other Released Party. Employee promises never to file, prosecute, join, opt-in or participate in a lawsuit (including a collective or class action) or other complaint asserting any claims that are released by this Agreement. Notwithstanding the foregoing or any other provision in this Agreement, including Subsections 1(c), 3-7, and 12, nothing in this Agreement: (i) in any way interferes with Employee’s right and responsibility to give truthful testimony under oath; (ii) precludes Employee from participating in an investigation, filing a charge or otherwise communicating with or providing documents or other information to any federal, state, or local government office, official or agency, including but not limited to, the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board or the Securities and Exchange Commission; or (iii) prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. However, Employee promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for Employee personally with respect to any claims released by this Agreement, except for any right Employee may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency. Employee also understands that if Employee makes a confidential disclosure of a Company trade secret to a government official or attorney for the sole purpose of reporting or investigating a suspected violation of law, or in a court filing under seal, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for such a disclosure.
(g)
Based on facts currently known by the Company’s Corporate Legal Department, the Company affirms that it currently is not aware of any claims it or the Released Parties have against Employee.

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(h)
Further Representations.
(i)
Employee represents and warrants that Employee is not aware of any facts that would establish, tend to establish or in any way support an allegation that any Released Party has engaged in business conduct that Employee believes could violate: (1) any provision of federal law relating to fraud (including but not limited to the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or any state or local counterpart); (2) any rule or regulation of the Securities and Exchange Commission; (3) the federal False Claims Act and/or any state or local or municipal qui tam counterpart (which prohibit the presentation by the Company or any affiliate of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds); and (4) any other federal, state, local or foreign law.
(ii)
Employee represents and warrants that under the Family and Medical Leave Act of 1993, as amended, and/or any state or local counterpart (collectively, “FMLA”) that Employee (a) has received all leave required and currently does not, and in the past did not, have any claim for denial of any such leave, and (b) does not claim that the Company violated or denied Employee rights under the FMLA or retaliated against Employee in any way for exercising rights under the FMLA.
(iii)
Employee represents and warrants that under the federal Fair Labor Standards Act and/or any state or local counterpart (collectively, “FLSA”) that Employee (a) was properly classified as either exempt or nonexempt from overtime (i.e., as either ineligible or eligible to receive overtime), (b) has been fully paid for all hours Employee worked for the Company, and (c) does not claim that the Company violated or denied any wage and hour rights under the FLSA.
(iv)
Employee represents and warrants that, except for any variable compensation that may be due to Employee for Q2 2023 (as determined by Company) and which will be calculated and paid in accordance with Employee’s variable compensation plan and Company policies and procedures regardless of whether Employee executes this Agreement, Employee has received all compensation of any kind (including sales incentive compensation, special payments, sign on bonuses, retention bonuses, or any other cash bonuses, commissions, stock grants, option grants, lost wages, meal and rest period payments or premiums, sick or vacation pay) that may be owed to Employee for work performed as of the date Employee executes this Agreement.
(v)
Employee represents and warrants that Employee has reported to the Company any and all work-related injuries incurred during employment.
2.
Payments and Benefits. In exchange for the release and other promises made by Employee herein, the Company will provide the following benefits to Employee, subject to Employee (a) signing and returning this Agreement by July 12, 2023, (b) signing and returning the attached Confirmation of Agreement on the date immediately following the Termination Date

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(or, if the Termination Date occurs prior to July 31, 2023 due to Employee’s resignation, by July 31, 2023) and not timely revoking Employee’s acceptance of the Confirmation of Agreement (as described therein), and (c) complying with Section 4 of this Agreement. Employee acknowledges and agrees that he is not otherwise entitled to these or any other benefits or monies, whether in the form of wages, commissions, bonuses, or any other payment or benefit, from the Company.
(a)
The Company will continue to employ Employee through the Termination Date on the terms described in this Section.
(i)
Beginning on July 5, 2023 and continuing until the Termination Date (the “Transition Period”), Employee be employed as Senior Advisor and will perform work only as specifically requested by Phong Le, President and Chief Executive Officer, related to the transition of Employee’s duties or other relevant matters. Unless specifically requested by Mr. Le, Employee will not perform any other work or services for the Company (other than providing cooperation in accordance with Section 6 of this Agreement), return to Company premises, or participate in any Company functions (whether held on or off Company premises). If Employee receives any requests for, or instructions to provide, any Company-related services, support, or assistance during that time from anyone other than Mr. Le (or from a member of the Company’s Legal Department, the Company’s designated outside counsel, or anyone the foregoing may designate pursuant to a cooperation request made pursuant to Section 6) he agrees to promptly inform Mr. Le in writing. The Company confirms that Employee’s employment through the Termination Date will be treated as continuing service for purposes of Employee’s existing stock options and the option agreements evidencing such options. These stock options can be exercised to the extent any portions thereof are vested as of the Termination Date in accordance with the terms of such option agreements. Employee agrees that any portions of those stock options that would not vest according to the terms of such option agreements by the Termination Date shall be cancelled as of the date Employee executes this Agreement.
(ii)
During the Transition Period, Employee will continue to receive his/her current base salary on the Company’s scheduled pay dates. As of July 5, 2023, Employee will not be eligible for variable compensation or bonuses, but Employee will continue during the Transition Period to be eligible for and accrue all other Company benefits pursuant to the terms of the Company’s benefit plans. Unless he is acting pursuant to written instructions from Mr. Le (as outlined in Section 2(a)(i)), Employee agrees that he will not seek reimbursement for any business expenses incurred after July 5, 2023, as he will not have any such expenses.
(iii)
Should Employee secure new employment commencing, or otherwise choose to resign his employment, prior to July 31, 2023, and thereby advance the Termination Date, he agrees to notify Mr. Le as soon as practicable in writing, and the Termination Date will be the day before Employee’s new employment commences or, in either case, an earlier mutually-agreed date. In such case, if

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Employee signs and returns the Confirmation of Agreement in accordance with the instructions on page 14 of this Agreement and does not revoke Employee’s acceptance of the Confirmation of Agreement, the Company will, in addition to providing Employee with the Severance Benefits (as defined below), pay out to Employee a lump sum amount equal to the value of the base salary that Employee has not received as of the earlier Termination Date, but would have received had Employee remained employed until July 31, 2023 (the “Early Resignation Payment). The amount of the Early Resignation Payment will be calculated using the base salary that Employee presently earns and will be paid within ninety (90) days after the Termination Date.
(b)
Provided the Employee has timely signed and not revoked the Confirmation of Agreement after having timely signed and returned this Agreement, the Company will provide Employee with the following severance benefits (the “Severance Benefits”):
(i)
The Company will pay to Employee, in one lump sum, a severance payment of One Hundred Thousand Dollars and Zero cents ($100,000.00), less applicable taxes and other withholdings. Payment of the lump sum amount will be made within ninety (90) days after Employee executes and returns the Confirmation of Agreement and the revocation period has expired.
(ii)
The Company will provide the value of the Employee’s COBRA premium contribution (for any elected medical, dental, and/or vision coverage only) and thus provide coverage to Employee at no cost to Employee through October 31, 2023, provided that Employee elects to continue health benefits coverage through timely submission of a COBRA election form following termination of Employee’s Group Insurance coverage on July 31, 2023.
3.
Post-Termination/Existing Obligations. Employee agrees to remain bound by any Company agreements relating to confidential information, invention, assignment, nonsolicitation, noncompetition, arbitration, or similar matters to which Employee is now subject, including, without limitation, the MicroStrategy Agreement and the MicroStrategy Agreement to Arbitrate, both of which were signed by Employee on September 30, 2016 and are incorporated as if set forth fully herein (collectively, the “MicroStrategy Agreement”). Following the Termination Date, Employee shall not represent to any third-party or otherwise that he/she is an employee or agent of, or otherwise affiliated with, the Company.
4.
Return of Property. Employee represents that Employee personally returned, by close of business on the date Employee executes this Agreement, all Company property in reasonable condition (tangible, intangible, paper or electronic), including but not limited to all keys, credit cards, manuals, computers, PDAs, iPhones, iPads, equipment and software, records, data, plans, customer lists, computer programs and related documentation or other materials of any nature which are in Employee’s possession or control and any and all copies thereof; and that Employee has not retained, compromised, corrupted, misappropriated, damaged or inappropriately shared, uploaded, or downloaded Company data.
5.
No Disparagement. Subject to Subsections 1(d) and 1(f), Employee agrees to refrain from making untruthful or disparaging statements in any private or public forum, including but not

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limited to newspapers, television, radio, or the internet, about any Released Party, Employee’s employment with the Company, or any general matter concerning any Released Party’s reputation, standing in the business community, business practices, or products; provided, however, that nothing in this Agreement will prohibit Employee from (a) complying with any valid subpoena or court order; or (b) communicating with any federal, state or local government office, official or agency.
6.
Agreement to Cooperate With the Company. Employee agrees to assist the Company in any formal or informal legal matters in which Employee is named as a party or has knowledge relevant to the matter. Employee acknowledges and agrees that such assistance may include, but will not be limited to, providing background information regarding any matter on which Employee previously worked or has knowledge, identifying and reviewing documents, aiding in the drafting of declarations, executing declarations or similar documents, testifying or otherwise appearing at investigation interviews, depositions, arbitrations or court hearings, and preparing for the above-described or similar activities. Employee acknowledges that such assistance is likely to be required, both during the Transition Period and following the Termination Date, in connection with a legal matter between the Company and Tricon Restaurant Services Group, Inc. and its affiliated entities, including Pizza Hut Connect, LLC, and agrees to provide assistance in connection with such matter. The Company will use reasonable efforts to ensure that any assistance requested hereunder will be arranged so that it does not unreasonably interfere with Employee’s other employment or family commitments. Employee understands that Employee will receive no additional pay for Employee’s assistance beyond that provided in this Agreement or required by applicable law, with the exception of reasonable travel expenses pre-approved by the Company, and that Employee in rendering such assistance will not, following the Termination Date, be acting as an employee of the Company.
7.
Agreement to Notify Company Prior to Providing Company Information. In the event Employee receives notice that Employee is required to provide testimony or information in any context about the Company and/or any Released Party (related to his/her work for the Company) to any third party (excluding government entities), Employee agrees to inform the General Counsel of MicroStrategy in writing within 24 hours of receiving such notice. Employee, thereafter, agrees to cooperate with the Company in responding (if necessary) to such legal process. Subject to Subsection 1(f), Employee also agrees not to testify or provide any information in any context if the Company has informed Employee of its intent to contest the validity or enforceability of any request, subpoena or court order until such time as the Company has informed Employee in writing that it consents to Employee’s testimony or has fully exhausted its efforts to challenge any request, subpoena or court order requiring Employee’s testimony. If Employee is required to provide testimony in any context about the Company (with the Company’s consent or after the Company completes its challenges), Employee shall testify truthfully at all times. Nothing in this Agreement will prohibit Employee from (a) complying with any valid subpoena or court order, or (b) cooperating with any official government investigation.
8.
Standard Reference. Consistent with its policies, the Company will only confirm Employee’s dates of employment with the Company and Employee’s job title(s) in any references it may provide.

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9.
No Liability Admitted. Employee understands and agrees that this Agreement and the payments and benefits described in this Agreement do not constitute an admission by the Company or any Released Party, or any of their present or former officers, directors, members, employees, consultants, representatives, independent contractors or related entities, of any liability to Employee or wrongdoing whatsoever and that this Agreement is not admissible as evidence in any proceeding other than for enforcement of its provisions.
10.
Tax Consequences. Employee understands that Employee is obligated to pay any taxes, interest or penalties which may be due should a final tax determination be rendered that any portion of the benefits and/or payments herein is taxable to Employee (or accorded different tax treatment) under any applicable provision of federal, state or local law. Employee acknowledges that neither the Company nor any of its attorneys or representatives has made any promise, representation, or warranty, express or implied, regarding the tax consequences of any benefit provided or consideration paid pursuant to this Agreement. Employee agrees that the Company is to withhold all taxes it determines it is legally required to withhold. Employee further agrees not to make any claim against the Company or any other person based on how the Company reports benefits provided or amounts paid under this Agreement to tax authorities or if an adverse determination is made as to the tax treatment of any benefits provided or amounts payable under this Agreement.
11.
No Other Inducements. Employee acknowledges that no promise or agreement not expressed in this Agreement has been made to Employee.
12.
Confidentiality of Agreement. Except as provided in Subsections 1(d) and 1(f), Employee agrees to keep the fact and terms of this Agreement and all benefits and payments confidential and Employee will not publicize them or communicate them in any newspaper, electronic media or other public or private forum, or in any manner whatsoever, except the terms may be disclosed to Employee’s lawyers, accountants and immediate family or as required by law or by subpoena. Employee will, however, caution his/her lawyers, accountants and immediate family against any public or private disclosure of the above information and such a person’s violation of this confidentiality requirement will be treated as a violation of this Agreement by Employee.
13.
Enforcement; General Consequences. If Employee breaks any of Employee’s promises in this Agreement, for example, by bringing a lawsuit based on claims that Employee has released, by making a false representation in this Agreement, or by a past or future breach of any portion of the MicroStrategy Agreement, Employee (a) shall forfeit all rights to future benefits under this Agreement (and if still employed by the Company, Employee’s employment shall immediately terminate); (b) must repay all benefits previously received upon the Company’s demand; and (c) must pay reasonable attorneys’ fees and all other costs incurred as a result of Employee’s breach or false representation, such as the cost of defending any suit brought with respect to a released claim by Employee. However, ten percent (10%) of the cash severance Employee received will be exempt from this repayment provision and will constitute consideration for the release of claims set forth in Section 1. This Section shall not be applicable to challenges to the validity of the Confirmation of Agreement under the ADEA (see pages 13 and 14), and nothing in this Agreement shall cause Employee to be liable for damages, attorneys’ fees, costs or disbursements in connection with any such challenge to the extent it is so brought.

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14.
Binding Nature of Agreement. This Agreement shall be binding on Employee’s heirs, legal representatives, administrators, executors, and assigns, and shall inure to the benefit of the Released Parties and their heirs, legal representatives, administrators, executors, and assigns.
15.
No Assignment. Employee’s rights, duties or obligations under this Agreement may not be assigned, delegated or transferred.
16.
Interpretation. This Agreement will be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. Unless the context indicates otherwise, the term “or” will be deemed to include the term “and” and the singular or plural number will be deemed to include the other. Section headings used in this Agreement are intended solely for convenience of reference and will not be used in the interpretation of any part of this Agreement.
17.
Dispute Resolution. Any dispute arising between the parties, including but not limited to those concerning the formation, validity, interpretation, effect, or alleged violations of this Agreement, any federal, state or local statutory claim (including discrimination or retaliation statutes), contract claims, tort claims, and claims of any other sort (excluding claims that cannot be arbitrated as a matter of law), must be submitted to arbitration pursuant to the terms of the Agreement to Arbitrate signed by Employee.
18.
Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Virginia; provided, however, that the dispute resolution process in the Agreement to Arbitrate and referenced in Section 17 shall be governed by the Federal Arbitration Act unless it is found by a decisionmaker of competent jurisdiction not to be governed by the Federal Arbitration Act, in which case it will be governed by Virginia law (or, where state or local law requires, the law of the jurisdiction where Employee last worked for the Company).
19.
Entire Agreement. This Agreement (a) comprises the entire agreement between the parties regarding the matters contained herein and has been entered into by Employee with a full understanding of its terms, with an opportunity to consult with counsel and without inducement or duress; and (b) supersedes any prior or contemporaneous agreement, arrangement or understanding on their subject matter (provided, however, that nothing herein supersedes the MicroStrategy Agreement). This Agreement may be executed electronically (using DocuSign provided by the Company) and in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. This Agreement may not be changed orally, and any written change or amendment must be signed and accepted on behalf of MicroStrategy Services Corporation by Jeanine Montgomery, or her successor or designee, and Employee.
20.
Severability. The provisions of this Agreement are severable. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

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21.
State-Specific Requirements.
(a)
Georgia. If Employee resides or works in the State of Georgia, Employee must initial in the space provided at the end of Section 17 (titled “Dispute Resolution”) of this Agreement, and thereby agrees to be bound by the provisions of Section 17.
(b)
Washington. If Employee resides or works in the State of Washington, in addition to the Employee Protections in Subsection 1(f), nothing in this Agreement, including but not limited to, the acknowledgments, release of claims, proprietary information, return of property, confidentiality, cooperation, and non-disparagement provisions prevents Employee from discussing or disclosing conduct, or the existence of a settlement involving conduct, that Employee reasonably believed to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as illegal under state, federal, or common law, or that is recognized as against a clear mandate of public policy, where the conduct occurred at the workplace, at work-related events coordinated by or through the employer, between employees, or between an employer and an employee, whether on or off the employment premises; provided, however, that Employee remains subject to the obligation to keep confidential the amount paid in settlement of any claim.
22.
Electronic Signature. Employee agrees to use an electronic signature (DocuSign provided by the Company) or an ink signature to execute this Agreement. Employee acknowledges and understands that Employee’s electronic signature is as legally binding as an ink signature. Employee acknowledges and agrees that the electronic signature system and processes used to obtain Employee’s signature comply with the federal E-SIGN Act and any state laws regarding the use or adoption of electronic signatures. Employee hereby agrees to waive any objections to the admission of this Agreement in any later action to enforce the terms of the Agreement based on the electronic signature process. Employee agrees to indemnify and hold the Company harmless from any loss, cost, damage or expense (including attorneys’ fees) resulting from the Company’s inability to enforce the Agreement and release.

Initialed: Company ___ Employee ____ (to be initialed only if Employee resides or works in the State of Georgia)

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SIGNATURE PAGES (1 of 2)

INSTRUCTIONS

•
You may not make any changes to this Agreement.
•
You must (1) initial each page, sign, and date this Agreement where indicated below, and (2) return the original fully executed Agreement so that it is received by Joty Paparello at MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, VA 22182 by July 12, 2023. If you reside or work in the State of Georgia, you also must initial in the space provided at the end of Section 17 (titled “Dispute Resolution”) of this Agreement. You may submit the Agreement by email to Joty Paparello ([***]) to meet the deadline, but if you do so and you signed with an ink signature, you must also provide the original executed agreement by mail thereafter.

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SIGNATURE PAGES (2 of 2)

Please read this Agreement carefully. It contains a release of all known and unknown, suspected and unsuspected claims.

Acknowledged and Agreed:

KEVIN ADKISSON

/s/ Kevin Adkisson 7/10/2023

Employee’s Signature Date

for MICROSTRATEGY services corporation

/s/ Jeanine Montgomery 7/12/2023

Jeanine Montgomery Date

CONFIRMATION OF AGREEMENT

Employee acknowledges and agrees that the consideration described in Subsections 2(a)(iii) and 2(b) of the Agreement to which this Confirmation of Agreement is attached (the “Agreement”) will be due to Employee only if, after having timely signed and returned the Agreement, Employee then signs this Confirmation of Agreement on, but not before, the date immediately following the Termination Date (or, if the Termination Date occurs prior to July 31, 2023 due to Employee’s resignation, by July 31, 2023), and the revocation period hereof expires without Employee revoking his signature.

Employee acknowledges and agrees that by signing and not revoking this Confirmation of Agreement, Employee is updating the Agreement to (1) make all relevant acknowledgements, representations, and agreements current through the date Employee first executed the Agreement be current through the date Employee executes this Confirmation of Agreement; and (2) waive any and all claims, as provided in Subsection 1(a), that may have accrued between Employee’s execution of the Agreement and Employee’s execution of this Confirmation of Agreement, including any claim set forth in Subsection 1(c) of the Agreement and except as provided in Subsections 1(d) and 1(f) thereof.

Further, by executing and not revoking this Confirmation of Agreement, in addition to those claims detailed in Subsection 1(c) of the Agreement that are hereby being released, Employee waives any rights or claims against any Released Party as follows:

(a)
Age Discrimination In Employment Act
(i)
If Employee is age forty (40) or older on the date Employee signs this Confirmation of Agreement, Employee acknowledges and agrees that Employee is waiving and releasing any and all claims or rights Employee may have under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (“ADEA”), that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled as an employee of the Company. Employee further acknowledges that Employee is advised that: (a) Employee should consult with an attorney (at Employee’s own expense) prior to executing this Confirmation of Agreement (Employee understands that whether Employee consults an attorney or not is Employee’s decision); (b) this Confirmation of Agreement does not waive or release any rights or claims Employee may have under the ADEA which may arise after Employee executes this Confirmation of Agreement; and (c)(i) Employee has been given at least twenty-one (21) days from the date of receipt of this Confirmation of Agreement in which to consider this Confirmation of Agreement; (ii) Employee has seven (7) days following execution of this Confirmation of Agreement to revoke this Confirmation of Agreement (to be effective, any revocation must be actually received in writing by the Company by 12:00 a.m. PST on the eighth day); and (iii) this Confirmation of Agreement shall not be effective until the revocation period has expired without Employee revoking it. Employee and the Company agree that any changes to this Confirmation of Agreement or the

Agreement, whether material or immaterial, do not extend or restart the running of the consideration period.
(ii)
Employee acknowledges and agrees that Employee was given a copy of this Confirmation of Agreement and has carefully read it and understands it, that Employee has been given the opportunity to consult with the persons identified in Section 12 of the Agreement regarding this Confirmation of Agreement and that Employee has entered into this Confirmation of Agreement voluntarily and with full knowledge of its final and binding effect.
(iii)
Nothing in this Confirmation of Agreement limits or affects Employee’s right to challenge the validity of this Confirmation of Agreement, including, without limitation, a challenge under the ADEA.

SIGNATURE Instructions

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You may not make any changes to this Confirmation of Agreement, and you may not sign this Confirmation of Agreement until the date immediately following the Termination Date (which is July 31, 2023 or, if you advanced the Termination Date pursuant to Subsection 2(a)(iii), then is such earlier Termination Date).
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After you have signed and dated this Confirmation of Agreement, if you signed using a wet ink signature, you must return it so that it is received by Joty Paparello at MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, VA 22182 within five (5) business days of the date on which you signed it. You may submit the Confirmation of Agreement by email ([***]) to meet the deadline, but if you do so, you must also provide the original executed agreement by mail thereafter.
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You have seven (7) days after signing this Confirmation of Agreement in which to revoke it. Any revocation may be submitted in writing to Joty Paparello by email ([***]). Provided this Confirmation of Agreement is not revoked, it will take effect after the seven-day revocation period has ended.

Please read THIS confirmation of agreement carefully. IT containS releases of all known and unknown, suspected and unsuspected claims.

Executed, Acknowledged and Agreed:

/s/ Kevin Adkisson 8/1/2023

Employee’s Signature Date